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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-151095) pertaining to the 2007 Equity Incentive Plan, 2007 Non-Employee Directors' Stock Option Plan and 2007 Employee Stock Purchase Plan of ARYx Therapeutics, Inc. and the Registration Statement (Form S-3, No. 333-156286) of ARYx Therapeutics, Inc and in the related Prospectus of our report dated March 29, 2010, with respect to the consolidated financial statements of ARYx Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 29, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM